Exhibit 99.2

COMMUNITY CHOICE FINANCIAL INC., ET AL

RESTRUCTURING Term Sheet

JUNE 11, 2018

This non-binding term sheet (the “Term Sheet”) sets forth the principal terms of a proposed financial restructuring of certain indebtedness of Community Choice Financial Inc., an Ohio corporation (the “Company”) and certain of its direct and indirect subsidiaries.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.  THIS TERM SHEET IS A SETTLEMENT PROPOSAL IN FURTHERANCE OF SETTLEMENT DISCUSSIONS. ACCORDINGLY, THIS TERM SHEET IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS AND MATERIALS.  THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN IS STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY ABSENT THE PRIOR WRITTEN CONSENT OF THE COMPANY, EXCEPT AS REQUIRED BY LAW, OR AS PERMITTED UNDER AN EXISTING CONFIDENTIALITY AGREEMENT WITH THE COMPANY.  THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, COVENANTS, AND OTHER PROVISIONS THAT MAY BE CONTAINED IN THE FULLY NEGOTIATED AND DEFINITIVE DOCUMENTATION NECESSARY TO IMPLEMENT THE RESTRUCTURING (as defined below), ALL OF WHICH SHALL REMAIN SUBJECT TO FURTHER DISCUSSION AND NEGOTIATION, INCLUDING SUCH CHANGES TO THE STRUCTURE AS ARE NECESSARY OR APPROPRIATE TO ACHIEVE A TAX-EFFICIENT OUTCOME.

Facility Claims (as defined below) and (ii) if proceeds in excess of the amount necessary to so repay the Revolving Credit Facility Claims are received, for working capital, general corporate and other purposes.

RESTRUCTURING SUMMARY
Overview

This Term Sheet describes the material terms of a proposed out-of-court restructuring (the “Restructuring”) that will be implemented in accordance with a restructuring support agreement (the “Restructuring Support Agreement”), which shall be entered into by the Company and the Required Consenting Noteholders (as defined in the Restructuring Support Agreement) (the “Required Consenting Noteholders”).[1]

The Company will implement the Restructuring in part pursuant to the Exchange Offer (defined herein), the Consent Solicitation (defined herein) and the Rights Offering (defined herein), which offerings shall be private, unregistered offerings, as provided in the Restructuring Support Agreement and the Backstop Commitment Agreement (as defined herein).  The proceeds from the Rights Offering will be used (i) along with the Revolver Notes (as defined), to repay in full the Revolving Credit Facility Claims (as defined below) and (ii) if proceeds in excess of the amount necessary to so repay the Revolving Credit Facility Claims are received, for working capital, general corporate and other purposes.

1.Backstop Parties and Required Consenting Noteholders to be defined in the Backstop Support Agreement and the Restructuring Support Agreement as holders of an aggregate principal amount of 2019 Notes and 2020 Notes comprising [●]% and 66.7%, respectively, of the aggregate principal amount of such notes beneficially owned by holders party to such agreements, respectively.

CURRENT CAPITAL STRUCTURE
2019 Senior Secured Notes

The Company’s obligations arising under or in connection with the 10.75% Senior Secured Notes due 2019 (the “2019 Notes” and the respective holders thereof, the “2019 Noteholders”) issued pursuant to that certain Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time, the “2019 Indenture”), by and among the Company, the subsidiary guarantors party thereto, and U.S. Bank National Association, as indenture trustee and collateral agent (the “2019 Indenture Trustee”).

“2019 Secured Notes Claims” shall mean any and all Claims[2] arising under or in connection with the 2019 Secured Notes and/or the 2019 Indenture.

2020 Senior Secured Notes

The Company’s obligations arising under or in connection with the 12.75% Senior Secured Notes due 2020 (the “2020 Notes” and the respective holders thereof, the “2020 Noteholders”) issued pursuant to that certain Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time, the “2020 Indenture” and, together with the 2019 Indenture, the “Existing Indentures”), by and among the Company, the subsidiary guarantors party thereto, and U.S. Bank National Association, as indenture trustee and collateral agent (the “2020 Indenture Trustee,” and together with the 2019 Indenture Trustee, the “Indenture Trustees”).

“2020 Notes Claims” shall mean any and all Claims arising under or in connection with the 2020 Notes and/or the 2020 Indenture.

Revolving Credit Facility

The Company’s obligations arising under or in connection with the revolving credit facility consist of outstanding revolving loans (the “Revolving Loans”) in the aggregate principal amount of $47.0 million, plus interest, fees, and other expenses, incurred pursuant to that certain Credit Agreement, dated as of April 29, 2011 (as amended, amended and restated, modified, supplemented, or otherwise restated from time to time, the “Revolving Credit Facility”), among the Company, the subsidiary guarantors party thereto, VPC Investor Fund B II, LLC and VPC Specialty Lending Investments PLC, each as lenders (the “Revolver Lenders”), and Victory Park Management, LLC, as administrative agent (the “Revolver Administrative Agent”).

“Revolving Credit Facility Claims” shall mean any and all Claims arising under or in connection with the Revolving Credit Facility.

SPV Credit Facility

The Company’s obligations arising under or in connection with the SPV credit facility consist of outstanding term loans (the “SPV Term Loans”) in the aggregate principal amount of $60.0 million, plus interest, fees, and other expenses, incurred pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified, supplemented, or otherwise restated from time to time, the “SPV Credit Agreement”), among CCFI Funding II, LLC, as borrower, and Ivy Funding Nine, LLC, as lender (the “SPV Lender”), as evidenced by that certain Amended and Restated Promissory Note, dated as of April 25, 2017 (as amended, modified, supplemented, or otherwise restated from time to time, the “SPV Note”).

“SPV Credit Agreement Claims” shall mean any and all Claims arising under or in connection with the SPV Credit Agreement and/or the SPV Note.

2.“Claims” shall mean any “claims” as defined in section 101(5) of the Bankruptcy Code against the Company and its property, whether or not asserted.

Existing Company Equity Interests

The existing shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and any options, warrants, or other rights to acquire Common Stock (together with the Common Stock, collectively, the “Existing Company Equity Interests”).

TRANSACTION OVERVIEW
Rights Offering

In connection with the Restructuring, the Company shall effectuate an out-of-court private offering (the “Rights Offering”) to eligible holders (collectively, the “Eligible Holders”)[3] of the 2019 Notes and the 2020 Notes (collectively, the “Existing Notes”) of rights entitling Eligible Holders to purchase stapled units (the “New First Lien Stapled Securities”) at a price per unit equal to $1,000,000, each unit consisting of (i) $1,000,000 principal amount of secured first lien notes having the terms described herein under the caption “New First Lien Notes” (the “New First Lien Notes”), to be issued in an aggregate principal amount of no less than $[●] million4 and a maximum aggregate principal amount of no more than $150.0 million (the “Maximum Amount of New First Lien Notes”), provided, however, that if the Minimum Participation Threshold is not achieved, the maximum aggregate principal amount of New First Lien Notes which may be issued in the Rights Offering shall be no more than $75.0 million, unless otherwise agreed by the Required Backstop Parties, and (ii) a number of warrants, exercisable on a cashless basis, at $0.01 per share (the “Rights Offering Warrants”), to purchase a number of shares of Common Stock determined pursuant to a formula (the “First Lien Warrant Formula”) such that the aggregate number of all Rights Offering Warrants so issued and all Additional Warrants issuable as a component of Additional First Lien Stapled Securities pursuant hereto, assuming the Maximum Amount of New First Lien Notes are issued (the “Permitted Additional Warrants”), would be exercisable for a number of shares equal, in the aggregate, to 35.0% of the sum of (i) the total number of outstanding shares of Common Stock as of the Effective Date, plus (ii) the total number of shares of Common Stock issuable pursuant to the Rights Offering Warrants and the Supplemental Warrants (as defined herein), (collectively, the shares of Common Stock issued or issuable and described in clauses (i) and (ii), the “Base Shares”) plus, (iii) the total number of shares of Common Stock issuable pursuant to all Permitted Additional Warrants (the “Additional Warrant Shares” and collectively, the shares of Common Stock issued or issuable and described in clauses (i), (ii) and (iii), the “Alternate Base Shares”); provided, however, that in the event that the Company shall issue after the Effective Date shares of Common Stock (the “Redemption Shares”) for purposes of the redemption of the New Exchange PIK Notes, the number of shares issuable pursuant to the Rights Offering Warrants shall be adjusted (and corresponding adjustments shall be made to other New Warrants) such that the aggregate number of all Rights Offering Warrants and Permitted Additional Warrants (including any Additional Warrants then issued and outstanding), collectively, shall be exercisable for a number of shares equal, in the aggregate, to 35.0% of the sum of (i) the Alternate Base Shares, plus (ii) the Redemption Shares; provided, further, that all such warrants shall be subject to dilution from the MIP and other shares of Common Stock and other equity interests of the Company issued after the Effective Date.

Each Eligible Holder shall be offered the right to participate in the Rights Offering on a pro rata basis in proportion to the aggregate principal amount of 2019 Notes and/or 2020

3.Eligible Holders shall include only “Qualified Institutional Buyers” as defined in Rule 144A, “Accredited Investors” as defined in Rule 501(c) under the Securities Act, and “non-U.S. persons” as defined in Regulation S under the Securities Act who make customary representations in connection with the Rights Offering and the Exchange Offer.

4.NTD:  Minimum to equal rights offering backstop amount.

Notes, as applicable, held by such Eligible Holder on the Exchange Offer record date (as defined below).

Eligible Holders who purchase the New First Lien Stapled Securities on the Effective Date (an “Effective Date Participant”) will receive a number of warrants, exercisable on a cashless basis, at $0.01 per share (the “Supplemental Warrants”), to purchase a number of shares of Common Stock determined pursuant to a formula such that the aggregate number of all Supplemental Warrants would be exercisable for a number of shares equal, in the aggregate, to 2.5% of the Alternate Base Shares; provided, however, that in the event that the Company shall issue at any time or from time to time after the Effective Date Redemption Shares, the number of shares issuable pursuant to the Supplemental Warrants shall be adjusted (and corresponding adjustments shall be made to other New Warrants) such that the Supplemental Warrants shall be exercisable for a number of shares equal, in the aggregate, to 2.5% of the sum of (i) the Alternate Base Shares, plus (ii) the Redemption Shares; provided, further, that all such warrants shall be subject to dilution from the MIP and other shares of Common Stock and other equity interests of the Company issued after the Effective Date. [See Annex A hereto for an example of the anticipated equity percentage splits.] The Supplemental Warrants, together with the New First Lien Warrants, are referred to herein as the “New Warrants.” Each Effective Date Participant will receive the Supplemental Warrants on a pro rata basis in the same proportion as such Effective Date Participant’s purchase of the New First Lien Stapled Securities on the Effective Date. Supplemental Warrants shall not be issued as part of a unit.  The Supplemental Warrants will be “restricted securities” subject to restrictions on transfer substantially similar to those applicable to First Lien Stapled Securities.

To the extent that New First Lien Notes issued on the Effective Date are issued in an aggregate principal amount that is less than the Maximum Amount of New First Lien Notes, the Company thereafter shall be entitled to issue either (or both) (i) additional New First Lien Notes (or other first lien debt instruments permitted to be issued under the indenture governing the New First Lien Notes) at such prices as the Company shall determine from time to time and (ii) additional stapled units (the “Additional First Lien Stapled Securities”), at such prices per unit as the Company shall determine from time to time, each unit consisting of (x) $1,000,000 principal amount of New First Lien Notes (or other first lien debt instruments permitted to be issued under the indenture governing the New First Lien Notes), and (y) a number of warrants, exercisable on a cashless basis, at $0.01 per share (such additional warrants, the “Additional Warrants” and, together with the Rights Offering Warrants, the “New First Lien Warrants”), to purchase a number of shares of Common Stock not to exceed the amount determined pursuant to the First Lien Warrant Formula, and subject to adjustment and dilution as provided therein. All such first lien indebtedness, to the extent that such indebtedness contains a make-whole premium, shall be incurred on terms that are acceptable to the Board (including, for the avoidance of doubt, each of the directors nominated by the holders of the majority of issued and outstanding Common Stock and New Warrants).  In no event shall the aggregate principal amount of all such first lien indebtedness (together with the New First Lien Notes issued on the Effective Date) exceed the Maximum Amount of New First Lien Notes.

The New First Lien Warrants issued as part of a stapled unit shall not be detachable from the New First Lien Notes under any circumstances prior to the time at which they become exercisable and shall trade together as a single unit with the New First Lien Notes.  The New Warrants shall become exercisable (and without action by any person shall be automatically exercised) at the earliest of such time as (i) the New First Lien Notes have been repaid, refinanced, redeemed or repurchased in full in cash, (ii) upon the maturity date of the New First Lien Notes or acceleration of same or (iii) the New Exchange PIK

Notes have been redeemed in shares of Common Stock pursuant to the Company Option Event.

Each Eligible Holder shall be offered the right to participate in the Rights Offering on a pro rata basis in proportion to the aggregate principal amount of 2019 Notes and/or 2020 Notes, as applicable, held by such holder on the Rights Offering record date. In addition to the conditions specified in the Backstop Commitment Agreement, consummation of the Rights Offering shall be conditioned on the concurrent effectiveness of the Exchange Offer, the amendments contemplated by the Consent Solicitation and the consummation of the repayment of the Revolving Credit Facility, and no Eligible Holder shall be entitled to receive any securities pursuant to the Rights Offering that has not also exchanged its Existing Notes in the Exchange Offer.

Backstop of Rights Offering

Not less than $[●] million of the Maximum Amount of New First Lien Notes that may be offered in the Rights Offering shall be backstopped by certain of the Eligible Holders (the “Backstop Parties”) pursuant to, and subject to the terms and conditions of, a backstop agreement, substantially in the form attached to the Restructuring Support Agreement (the “Backstop Commitment Agreement”.)5 The commitments under the Backstop Commitment Agreement shall terminate on [●], 2018, if the Restructuring has not been consummated on or before such date.

5.Backstop of [$40 to $44] million of the Rights Offering from one party currently is expected, provided that the terms of the Restructuring are reasonably acceptable to it.  Additional backstop parties may be included.

New First Lien Notes

New First Lien Notes will have substantially the following terms and conditions:

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Security.  First-priority lien on substantially all of the assets of the Company and its direct and indirect wholly owned domestic subsidiaries (including, for the avoidance of doubt, the assets of any direct or indirect, wholly-owned, domestic subsidiaries of the Company in existence as of the Effective Date that are designated as “unrestricted” under either the 2019 Indenture or the 2020 Indenture and the assets of any direct or indirect domestic subsidiaries of the Company that are formed after the Effective Date, except to the extent such subsidiaries or assets are related to any SPV financing structure (collectively, the “Subsidiaries”), excluding any stock in excess of 65% of the voting stock of any first-tier foreign subsidiary (collectively, the “New First Lien Notes Collateral”).

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Issuer.  The Company.

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Guarantors.  The New First Lien Notes will be guaranteed by the Subsidiaries.

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Interest Rate.   9% per annum, payable semi-annually, in cash.

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Maturity.  The date that is six and one-half years after the Effective Date (rounded to the nearest 1st or 15th of a calendar month).

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Distribution.  144A/Reg S without registration rights (144A for life).6

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Redemption.  The Company may, at its option, redeem all or any portion of the New First Lien Notes at any time and from time to time at a price (payable in cash) equal to the outstanding principal amount plus any accrued and unpaid interest to, but not including, the redemption date; provided, however, that if the Minimum Participation Threshold is not achieved, any such prepayment on or prior to the second anniversary of the Closing Date will be subject to a “make-whole” premium calculated using a discount rate equal to the applicable treasury rate plus 0.50%.7 Such “make whole” premium shall be automatically accelerated upon a bankruptcy event.

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Covenants.  The indenture for the New First Lien Notes will contain covenants (including definitions) that are based upon, but less permissive than, the Existing Indentures, with such changes from the existing Indentures as may be reasonably acceptable to the Required Backstop Parties and the Company.  The affiliate transactions covenant will contain additional limitations on the payment of management and advisory fees; provided, however, that in any event: (i) the Additional First Lien Stapled Securities shall be permitted to be issued without satisfaction of any financial or other test and (ii) the Company shall be permitted to repurchase, redeem or repay the New Exchange PIK Notes for cash as long as, on a consolidated basis, the Company’s [Net Debt]8 (excluding the New Exchange PIK Notes), to Adjusted EBITDA ratio is 4.0x or less, no default or event of default has occurred and is then continuing and such repurchase, redemption or repayment shall have been approved by at least a majority of the Board which majority, prior to the fourth anniversary of the Effective Date, shall have included the Qualified Noteholder Directors (defined herein) (or, if only one such person shall then be a director, such director).  In no event will the covenants require that reports be filed with the SEC.

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[AHYDO Catch-Up Payment. On any interest payment date following the fifth anniversary of the Effective Date, if the aggregate amounts of accrued but unpaid interest and OID on the New First Lien Notes exceeds an amount equal to the product of the issue price of the New First Lien Notes (as determined for US federal income tax purposes) and the yield to maturity, then the Company shall make a cash payment to the holders in an amount equal to such excess.]
Exchange Offer

In connection with the Restructuring, the Company shall effectuate an out-of-court private offer (the “Exchange Offer”) to Eligible Holders entitling Eligible Holders to exchange Existing Notes for second lien New Exchange PIK Notes (as defined herein), on a par-for-par basis,9 New Exchange PIK Notes to be issued in a maximum aggregate principal amount of no more than the sum of (x) the aggregate outstanding principal amount of the Existing Notes10 and (y) $10 million11 (the “Maximum Amount of New Exchange PIK Notes”).

Eligible Holders who exchange Existing Notes in the Exchange Offer shall be entitled to receive new second lien PIK notes (“New Exchange PIK Notes”), which shall be subordinate to the New First Lien Notes as to security as further described herein under the caption “New Exchange PIK Notes.” The New First Lien Notes and the New Exchange PIK Notes shall be subject to an intercreditor agreement.

Each Eligible Holder shall be offered the right to participate in the Exchange Offer on a pro rata basis in proportion to the aggregate principal amount of 2019 Notes and/or 2020 Notes, as applicable, held by such Eligible Holder on the Exchange Offer record date.

In the event that the Company determines to issue Additional First Lien Stapled Securities, investors who (i) purchase Additional First Lien Stapled Securities subsequent to the Effective Date and (ii) hold Existing Notes, shall be eligible to exchange an amount of such Existing Notes up to the Post-Effective Date Exchange Amount in respect of such purchase on a par-for-par basis for New Exchange PIK Notes (as defined herein) (a “Subsequent Exchange”); provided, however, that such Subsequent Exchange shall be required to be effected substantially simultaneously with such issuance of Additional First Lien Stapled Securities.

6.NTD: First Lien Stapled Securities to allow accredited investors to invest, and secondary trading to be allowed thereafter only to QIBs and Non-U.S. persons.

7.NTD:  The make-whole will be calculated to provide the holders of the First Lien Notes a 20% return if the bankruptcy event occurs within one year of the Effective Date.

8.NTD:  Relevant definitions under consideration.

9.NTD:  No cash payment of interest is anticipated in the par for par exchange (although non-exchanging holders of 2019 Notes and 2020 Notes will be entitled to accrued and unpaid interest, in the normal course).  Accrued interest to be rolled into the exchange with minimum denomination set at $2,000 and $1.00 above $2,000 to address.

10.NTD:  Currently, $249.79 million.

11.NTD:  New Exchange PIK Notes to be issued pursuant to that certain letter agreement dated May 9, 2018 between the Company and, among others, Victory Park Management, LLC (the “Revolver Notes”) and in satisfaction of a make-whole premium that would otherwise be payable to Victory Park Management, LLC.  Weil to provide Latham a copy of this letter agreement.

The “Minimum Participation Threshold” for the Exchange Offer shall be 95% of the aggregate principal amount of the Existing Notes, held by Eligible Holders,  1[2] taken as a whole; provided, however, that the Company may amend, modify, or supplement the Minimum Participation Threshold with the prior written consent of  the Required Backstop Parties and the Required Consenting Noteholders.

In respect of any purchase of Additional First Lien Stapled Securities:

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Post-Effective Date Exchange Amount = First Lien New Participation multiplied by the Maximum Amount of New Exchange PIK Notes.

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“First Lien New Participation” means the quotient obtained by dividing (i) the aggregate principal amount of Additional First Lien Stapled Securities so purchased by a relevant holder of Existing Notes by (ii) the Maximum Amount of New First Lien Notes.

12.NTD:  TBD how to establish this minimum threshold as a percentage of Eligible Holders, based on reasonably agreed estimate of the total number of Eligible Holders.

New Exchange PIK Notes

New Exchange PIK Notes will have substantially the following terms and conditions:

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Security.  The New Exchange PIK Notes will be secured by second-priority liens, junior to the liens securing the New First Lien Notes (or other first lien indebtedness issued as a component of Additional Stapled Securities), on the New First Lien Notes Collateral.

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Ranking. The New Exchange PIK Notes are effectively junior to all of the Company’s and the Guarantors’ existing and future first-priority senior secured indebtedness, including, for the avoidance of doubt, the New First Lien Notes (or other first lien indebtedness issued as a component of Additional Stapled Securities), that may be issued in an aggregate principal amount up to $150.0 million, to the extent of the New First Lien Notes Collateral

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Intercreditor.  In connection with the issuance of the New Exchange Notes, [●], as collateral agent, shall enter into an intercreditor agreement, which governs the relative rights, duties, authority and responsibility of the collateral agent, and the relationship among the holders of the New First Lien Notes and the New Exchange PIK Notes, with respect to their interests in the New First Lien Notes Collateral.

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Issuer.  The Company.

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Guarantees.  Same as the New First Lien Notes.

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Interest Rate.  8% per annum, payable semi-annually and payable in kind.

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Maturity.  The date that is the 7th anniversary of the Effective Date (rounded to the nearest 1st or 15th of a calendar month).

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Distribution.  144A/Reg S without registration rights (144A for life).1[3]

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Redemption.  Any redemption of the New Exchange PIK Notes may be optionally settled in Common Stock at the election of the Company, on and after a Company Option Event (defined herein).  On and after a Company Option Event, the Company may redeem, all (and not less than all) of the then outstanding New Exchange PIK Notes, at any time, for a number of shares of Common Stock equal to, for each $1,000 principal amount of New Exchange PIK Notes so redeemed (excluding capitalization of PIK interest and accrued and uncapitalized interest thereon), the Settlement Rate.

In addition, the Company may redeem all or any part of the New Exchange PIK Notes, at any time and from time to time, for cash at a redemption price equal to 100% of the principal amount of the New Exchange PIK Notes then outstanding (including PIK interest that has been capitalized), plus accrued and uncapitalized interest thereon to, but not including, the applicable redemption date; provided, however, that any such prepayment, on or prior to the second anniversary of the Closing Date, will be subject to a customary “make-whole” premium calculated using a discount rate equal to the applicable treasury rate plus 0.50% and as if the New Exchange PIK Notes were “no call” for the first 4 years; provided, further, however, that no such prepayment premium shall be payable if either (x) payment of such prepayment premium shall have been waived by a majority in aggregate outstanding principal amount of New Exchange PIK Notes or (y) no more than [●] aggregate principal amount of Existing Notes shall be issued and outstanding on the

13.NTD: Notes to allow accredited investors for the Exchange Offer and Subsequent Exchanges, and secondary trading to be allowed thereafter only to QIBs and Non-U.S. persons.

redemption date specified in the redemption notice issued in respect of any such redemption.  Such “make whole” premium shall be automatically accelerated upon a bankruptcy event.

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Covenants.  The indenture for the New Exchange PIK Notes will contain limited covenants customary for convertible notes and limited additional covenants based on the covenants in the indenture governing the New First Lien Notes as may be reasonably acceptable to the Company and the Required Consenting Noteholders.

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Amendments, Consents & Waivers.  The New Exchange PIK Notes shall vote or act together as a single class for purposes of all amendments, consents or waivers under the indenture for the New Exchange PIK Notes.

“Change of Control Transaction” means (whether or not a “Change of Control” as defined in the Notes Indenture) the consummation of: (i) any recapitalization, reclassification or change of the Common Stock or similar transaction concerning the equity securities of the Company (other than changes resulting from a subdivision stock split or stock combination) as a result of which the Common Stock would be is converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries; (iv) the consummation of any transaction (including a merger or consolidation whether by operation of law or otherwise) as a result of which (a) the beneficial ownership of the equity securities of the Company (or of the equity interests of any entity succeeding the Company following the consummation of any such transaction) representing more than thirty-five percent (35.0%) of the voting power of the Company, or (b) the power to appoint the majority of the directors on the Board is transferred to a third party or (v) any Substantially Transformative Transaction1[4].  For avoidance of doubt, any redemption of the New Exchange PIK Notes in Common Stock at the election of the Company, on and after a Company Option Event (defined herein) shall not constitute or result in a Change of Control Transaction.

“Company Option Event” means any of the following:

a.

the date that is the second anniversary of the Issue Date, or

b.

the date that is immediately prior to the closing or effective date of any Change of Control Transaction;

provided, however, that in the case of a Company Option Event described (i) in clause (a) above, the Company may not elect to optionally settle the New Exchange PIK Notes in Common Stock if a payment Default or Event of Default (as defined in the Notes Indenture in customary manner) shall have occurred and then be continuing and (ii) in clauses (a) and (b) above, for so long as there is a Qualified Noteholder, the Company may not elect to optionally settle the notes in Common Stock (except at maturity) unless such election shall have been approved by at least a majority of the Board which majority, prior to the fourth anniversary of the Effective Date, shall have included the Qualified Noteholder Directors (or, if only one such person shall then be a director, such director); provided, further, however, that it is understood that notice of such redemption may be given in advance of any such Company Option and that in

14.NTD: Definition to follow.

the event of a Change of Control Transaction, the Company shall not be required to comply with any change of control covenant or make any change of control offer if the Company shall have elected to exercise the Company Option Event.

“Settlement Rate” means a number of shares of Common Stock determined pursuant to a formula such that the sum of (i) the aggregate principal amount of the New Exchange PIK Notes outstanding on the Effective Date, plus (ii) the aggregate principal amount of all New Exchange PIK Notes issued after the Effective Date and prior to the date of redemption (in each case, whether or not then outstanding) would be redeemable for a number of shares equal, in the aggregate, to 60.5% of the sum of (i) the Alternate Base Shares and the Redemption Shares; provided, however, that all New Exchange PIK Notes shall be subject to dilution from the MIP, and additional shares of Common Stock issuable in respect of any Additional Warrants issued after the issuance of the Redemption Shares and other shares of Common Stock and other equity interests of the Company issued after the Effective Date. For the avoidance of doubt, the formula shall require that the number of shares issuable in an equity redemption shall decrease ratably in the event that New Exchange PIK Notes have previously been redeemed for cash.

Consent Solicitation

The solicitation of the affirmative consent of the holders of at least 66.7% of the aggregate principal amount of each of the 2019 Notes and the 2020 Notes to the elimination of substantially all of the restrictive covenants in each of the respective indentures therefore and the release of the collateral securing the obligations in respect thereof.

Refinancing of SPV Credit Agreement Claims

The Company may consummate a refinancing, modification or replacement of the SPV Credit Agreement Claims (the “SPV Refinancing”) from the proceeds of (i) the New First Lien Stapled Securities, (ii) a new term loan facility secured by pari passu first liens on the Collateral securing the New First Lien Notes (and related obligations) and otherwise on terms and conditions reasonably acceptable to the Required Backstop Parties and the Required Consenting Noteholders (including an unwind of the SPV structure and a concomitant transfer of all assets of the obligors in respect of the SPV Term Loans to one or more Guarantors) (the “New Pari First Lien Term Loan Facility”) or (iii) a new SPV credit facility secured by collateral in customary form consistent with market norms (the “New SPV Facility”).

TREATMENT OF CLAIMS AND INTERESTS IN THE RESTRUCTURING
2019 Senior Secured Notes Claims

On the Effective Date and subject to the satisfaction of the conditions to the Exchange Offer or specified in the Backstop Commitment Agreement and the Restructuring Support Agreement, (i) each 2019 Noteholder that is an Eligible Holder and properly complies with the Exchange Offer procedures and elects to exchange its 2019 Notes in the Exchange Offer, and consents to the proposed amendments to the 2019 Note Indenture to eliminate substantially all of the restrictive covenants contained therein, and the release of collateral securing the 2019 Notes, shall receive its pro rata share of the New Exchange PIK Notes, and (ii) each 2019 Noteholder that is not an Eligible Holder or is an Eligible Holder but fails to comply properly with the Exchange Offer procedures or elects not to tender its 2019 Notes in the Exchange Offer shall retain its 2019 Notes, subject to any amendment executed in accordance with the terms of the 2019 Indenture and any other applicable Notes Documents (as defined in the 2019 Indenture) and the release of collateral therefore.

2020 Senior Secured Notes Claims

On the Effective Date and subject to the satisfaction of the conditions to the Exchange Offer or specified in the Backstop Commitment Agreement and the Restructuring Support Agreement, (a) each 2020 Noteholder that is an Eligible Holder and properly complies with the Exchange Offer procedures and elects to exchange its 2020 Notes in the Exchange Offer, and consents to the proposed amendments to the 2020 Note Indenture to eliminate substantially all of the restrictive covenants contained therein and the release of collateral securing the 2020 Notes, shall receive its pro rata share of the New Exchange PIK Notes, and (b) each 2020 Noteholder that is not an Eligible Holder or that is an Eligible Holder but fails to comply properly with the Exchange Offer procedures or elects not to tender its 2020 Notes in the Exchange Offer shall retain its 2020 Notes, subject to any amendment executed in accordance with the terms of the 2020 Indenture and any other applicable Notes Documents (as defined in the 2020 Indenture) and the release of collateral therefore.

Revolving Credit Facility Claims

On the Effective Date and subject to the satisfaction of the conditions to the Exchange Offer or specified in the Backstop Commitment Agreement and the Restructuring Support Agreement, each holder of a Revolving Credit Facility Claim shall be paid in full in cash from proceeds of the Rights Offering, or as applicable, the New Revolving Notes.

SPV Credit Agreement Claims

On the Effective Date and subject to the satisfaction of the conditions to the Exchange Offer or specified in the Backstop Commitment Agreement and the Restructuring Support Agreement, (i) if the SPV Credit Agreement Claims are refinanced, each holder of an SPV Credit Agreement Claim shall be paid in full in cash from proceeds of the New Pari First Lien Term Loan Facility or the New SPV Facility, or (ii) if the SPV Credit Agreement Claims are not refinanced, such claims shall continue in full force and effect on and after the Effective Date.

Existing Company Equity Interests

On the Effective Date and subject to the satisfaction of the conditions to the Exchange Offer or specified in the Backstop Commitment Agreement and the Restructuring Support Agreement, each holder of the Existing Company Equity Interests shall retain such interests subject to dilution by all shares of Common Stock issued or issuable pursuant to the Restructuring, including shares of Common Stock and other options, warrants and equity issuances issued as a result of:  (i) the exercise of the New First Lien Warrants; (ii) the redemption of the New Exchange PIK Notes in Common Stock; and (iii) the MIP.

GENERAL RESTRUCTURING TERMS
Effective Date

As used herein, “Effective Date” means the date on which the Rights Offering, the Exchange Offer, and the Consent Solicitation, and the other transactions contemplated by the Restructuring and required to be completed concurrent therewith are consummated.

Use of Proceeds

The proceeds from the Rights Offering and the Company’s cash balances will be used by the Company to: (i) provide additional liquidity for working capital and general corporate purposes; (ii) pay all reasonable and documented expenses incurred in connection with the Restructuring; and (iii) pay in cash in full any outstanding obligations arising under the Revolving Credit Facility.

Stockholders Agreement

The Stockholders Agreement shall be amended and restated on terms and conditions reasonably satisfactory to the Required Backstop Parties, including amendments to provide governance rights described below under “Governance” and, except as expressly provided under “Governance” below, to remove substantially all governance and other rights provided to holders of Existing Company Equity Interests.  The stockholders agreement shall be binding on the holders of the New Exchange PIK Notes and the holders of the New First Lien Warrants, and each such holder shall execute and deliver to the Company a joinder to the stockholders agreement, provided that such joinder shall be effective whether or not so executed.1[5]

15.NTD:  This will require closing via transfer agent/trustee, without a DTC closing.

Governance

Commencing on the Effective Date for so long as an Eligible Holder (including all affiliates thereof or funds under common management therewith) continues to hold at least (i) $100 million of New Exchange PIK Notes and (ii) $40 million of the New First Lien Notes (such holder, a “Qualified Noteholder”), the board of directors of the Company (the “Board”) shall be composed of five directors, consisting of the CEO (who will serve as chairman), two directors with financial and/or industry expertise nominated by the Qualified Noteholder (the “Qualified Noteholder Directors”), if any, and two directors nominated by the holders of the majority of issued and outstanding Common Stock and New Warrants.  At such time that there is no Qualified Noteholder, the Board shall be composed of five directors, consisting of the CEO and four other directors nominated by the holders of the majority of Common Stock and New Warrants.

Board vacancies (other than the CEO) shall be filled by the person who has the right to nominate such director pursuant to the immediately preceding paragraph.  Any director may be removed, with or without cause, by the person who nominated such director.

The Stockholders Agreement shall be further amended and restated to provide for the following:

•

Preemptive Rights: Holders of New Warrants who are, at the time of any Pre-emptive Offering (defined below), “Accredited Investors” as defined in Rule 501(c) under the Securities Act, shall be afforded pre-emptive rights on a pro rata basis in respect of any Pre-emptive Offering.  “Pre-emptive Offering” means any offering or sale of Common Stock or any options, warrants or other rights to acquire Common Stock (collectively, “Equity Interests”), subject to customary and other exclusions, including, for the avoidance of doubt, New Warrants (and shares of Common Stock issuable in respect thereof), shares of Common Stock issuable in redemption of New Exchange PIK Notes, Equity Interests issued to directors, officers, other employees and consultants of the Company, Equity Interests issued as stock dividends or on account of stock splits (and similar transactions), securities issued in a qualified public offering and securities issued for purposes of the acquisition of, or merger with, another entity or assets.

•

Transfers:  The New First Lien Warrants and the Additional Warrants, if any, issued as part of a stapled unit shall not be detachable from the New First Lien Notes under any circumstances prior to the time at which they become exercisable and shall trade together as a single unit with the New First Lien Notes.

•

Amendments: To be amended to provide that any amendments to the Stockholders Agreement shall be required to be approved by holders of a majority of the Common Stock and, prior to the exercise of the New Warrants, the Qualified Noteholder.

•

Additional Amendments: The Shareholders Agreement shall be amended and restated to provide for the following:

o

The definition of Approval Majority shall be amended to be the approval of the holders of a majority of the Voting Securities;

o

The definition of Voting Securities to include New Warrants;

o

Article 2 (Board matters) to be amended as noted above and to remove Board observer rights and committee representation rights;

o

Tag-Along Rights: To be amended to provide for tag-along rights exercisable upon the Transfer of Common Stock by any holder or group of holders of more than a majority of the Common Stock;

o

Drag-Along Rights: To be amended to provide for the exercise by any holder or group of holders of more than a majority of the Common Stock;

o

Miscellaneous Tag/Drag Rights: Minority protections to be extended to all Shareholders;

o

Information Rights: To be extended to any holder of at least 5% of the Common Stock;

o

Registration Rights to be deleted or terminate upon the exercise of the Voting Securities;

o

Corporate Opportunities: To be amended to cover Qualified Noteholder; and

o

Schedule 6.2 Approval Rights to be deleted.

Releases

Upon the Effective Date, standard and customary mutual releases shall be provided by and among each of (i) the Company (including the Company’s directors, officers, members, managers, affiliates, and shareholders), (ii) the Backstop Parties, (iii) the Revolver Administrative Agent and the other holders of Revolving Credit Facility Claims, and (iv) each Eligible Holder that participates in the Rights Offering and/or the Exchange Offer.  As part of these releases, the Company equity sponsor shall terminate or cause to be terminated, for no consideration, all management and other agreements between or among the Company (including any direct or indirect subsidiary of Company) and the sponsor or any of its affiliates, and shall waive or cause to be waived all accrued advisory, management or other fees and any other amounts or claims against the Company (including under any contractual provisions that purportedly survive termination), except for indemnification claims of directors and officers arising under the Company’s organizational documents.

Management Incentive Plan

After the Effective Date, the Company will adopt a customary management incentive plan (the “MIP”), pursuant to which a number of shares up to 15% of the outstanding Common Stock after giving effect to these transactions shall be reserved for participants on terms to be determined by the Board, including the form and allocation of any equity awards granted pursuant to the MIP.

Definitive Documents and Due Diligence and Principal Conditions

This Term Sheet is indicative, and any final agreement shall be subject to the execution of definitive documents, which documents shall be substantially consistent with the terms of this Term Sheet.  The definitive documents shall contain terms, conditions, representations, warranties, and covenants, each customary for the transactions described herein consistent with the terms of this Term Sheet.

Without limiting the foregoing, the principal conditions to the effectiveness of the Restructuring will include, among others, (i) the execution and consummation of a number of concurrent transactions, including the Rights Offering, the Exchange Offer, and the other transactions described in this Term Sheet, (ii) the approval of the Board (and, to the extent required, the governing body of the Company’s subsidiaries), and, if required, applicable equity holder approvals, (iii) approval of the Restructuring by at least 66.7% of the aggregate principal amount of each of the 2019 Notes and the 2020 Notes, and satisfaction of the Minimum Participation Threshold with respect to the Exchange Offer and commitments from the Backstop Parties to backstop not less than [●] of the aggregate amount of the Rights Offering, (iv) the payment of fees and expenses as provided herein, and [(v) the execution and delivery of amendments to the existing employment agreements between the Company (or amended and restated versions of same) and members of the senior management team, on terms and conditions acceptable to the Backstop Parties and the Required Consenting Noteholders].[1][6]

Further Assurances

The Company and the equity sponsor shall execute such documents and take such actions as Backstop Parties and Required Consenting Noteholders may reasonably request from time to time to memorialize, effectuate or facilitate the transactions contemplated by the Restructuring.

Costs and Expenses

All reasonable, documented, out-of-pocket expenses incurred by the ad hoc committee of holders of the 2019 Notes and the 2020 Notes (including the reasonable fees, charges and disbursements of Latham & Watkins LLP) in connection with the evaluation, negotiation and consummation of the Restructuring shall be paid by the Company in cash on the Effective Date or earlier if so required pursuant to any fee/expense reimbursement letter agreement.

16.NTD:  Need to ensure that Restructuring does not trigger any change of control provisions in the current employment agreements.